As filed the U.S. Securities and Exchange Commission on March 4, 2026.

Registration Nos.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10 and FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Form F-10	Form F-3
EMERA INCORPORATED (Exact name of Registrant as specified in its charter)	(FOR CO-REGISTRANTS, PLEASE SEE THE TABLE OF CO-REGISTRANTS ON THE FOLLOWING PAGE)

Nova Scotia, Canada
(Province or other jurisdiction of incorporation or organization)

4911
(Primary Standard Industrial Classification Code Number (if applicable))

Not Applicable
(I.R.S. Employer Identification
Number (if applicable))

5151 Terminal Road
Halifax NS Canada
B3J 1A1
(902) 233-4084
(Address and telephone number of Registrant’s principal
executive offices)

EUSHI Finance, Inc.
37 Route 236
Kittery Properties Suite 101
Kittery, ME 03904
(902) 233-4084

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Brian C. Curry 5151 Terminal Road Halifax, Nova Scotia, Canada B3J 1A1 (902) 233-4084	Byron B. Rooney Stephen A. Byeff Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York U.S.A., 10017 (212) 450-4000	John Macfarlane Osler, Hoskin & Harcourt LLP Box 50, 1 First Canadian Place Toronto, Ontario, Canada M5X 1B8 (416) 362-2111

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

Form F-10

Province of Nova Scotia, Canada
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A.  ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.  ☒ at some future date (check the appropriate box below)

1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

Form F-3

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

TABLE OF ADDITIONAL REGISTRANTS

Form F-3

Exact Name of Registrant Issuer as Specified in its Charter (or Other Organizational Document	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization	Address and Telephone Number of Principal Executive Offices
EUSHI Finance, Inc.	4911	81-2897494	Delaware	EUSHI Finance, Inc. 37 Route 236 Kittery Properties Suite 101 Kittery, ME 03904 Telephone: (902) 233-4084
Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization	Address and Telephone Number of Principal Executive Offices
Emera US Holdings Inc.	4911	02-0527409	Delaware	Emera US Holdings Inc. 3600 Midtown Drive, Tampa, FL 33607 Telephone: (813) 228-1111 (800) 327-8829
Exact Name of Registrant Issuer as Specified in its Charter (or Other Organizational Document)	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization	Address and Telephone Number of Principal Executive Offices
Emera US Finance, LLC	4911	41-4316425	Delaware	Emera US Finance, LLC 3600 Midtown Drive, Tampa, FL 33607 Telephone: (813) 228-1111 (800) 327-8829

Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Agent for Service:

N/A

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (SUBJECT TO COMPLETION)

New Issue	March 4, 2026

EUSHI FINANCE, INC.
EMERA US FINANCE, LLC

US$2,250,000,000

EUSHI Finance, Inc.
Emera US Finance, LLC
Debt Securities
Guaranteed by Emera Incorporated and
Emera US Holdings Inc.

Each of EUSHI Finance, Inc., a Delaware corporation (“EUSHI Finance”) and Emera US Finance, LLC, a Delaware corporation (“Emera Finance”, each, an “Issuer”) may from time to time offer and issue one or more series of senior and/or subordinated unsecured debt securities (the “Debt Securities”), in an aggregate principal amount of up to US$2,250,000,000 (or the equivalent in other currencies) or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate issue price of US$2,250,000,000 (or the equivalent in other currencies), during the 36-month period that this short form base shelf prospectus, including any further amendments hereto, remains valid. The Debt Securities will be senior and/or subordinated unsecured obligations of the applicable Issuer and will be guaranteed on a senior and/or subordinated, unsecured basis, jointly and severally (the “Guarantees”), by Emera Incorporated, a Nova Scotia company (“Emera”) and its subsidiary, Emera US Holdings Inc., a Delaware corporation (“EUSHI”, and together with Emera, the “Guarantors”). EUSHI is an indirect wholly-owned subsidiary of Emera, Emera Finance is an indirect wholly-owned subsidiary of Emera and EUSHI Finance is a direct, wholly-owned subsidiary of EUSHI. All references to “Debt Securities” in this prospectus shall include the related Guarantees by the Guarantors.

The applicable Issuer will provide the specific terms of the Debt Securities in respect of which this prospectus is being delivered in applicable prospectus supplements and may include, where applicable, the specific designation, aggregate principal amount, currency, maturity, interest provisions, authorized denominations, offering price, any terms for redemption at our option or at the option of the holder and any other specific terms. You should read this prospectus and any applicable prospectus supplements carefully before you invest. Debt Securities may consist of debentures, notes or other types of debt and may be issuable in series. This prospectus may not be used to offer Debt Securities unless accompanied by a prospectus supplement. Our intended use for any net proceeds that we expect to receive from the issue of Debt Securities will be set forth in a prospectus supplement.

Investing in the Debt Securities is subject to certain risks. See the “Risk Factors” section on page 10 of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus and the accompanying prospectus supplement before making a decision to invest in our securities.

All information permitted under applicable securities laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be deemed to be incorporated by reference into this prospectus as of the date of the prospectus supplement and only for the purposes of the distribution of the Debt Securities to which the prospectus supplement pertains.

Emera’s principal executive office is located at 5151 Terminal Road, Halifax, Nova Scotia, Canada B3J 1A1. EUSHI Finance’s head office is located at 37 Route 236, Kittery Properties Suite 101, Kittery, Maine, United States 03904. Emera Finance’s head office is located at 3600 Midtown Drive, Tampa, Florida, United States 33607.

We are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements of Emera and its consolidated subsidiaries included or incorporated by reference in this prospectus have been prepared in accordance with U.S. Generally Accepted Account Principles (“GAAP”). Our financial statements are audited in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). Ernst & Young LLP, Emera’s independent registered public accounting firm, has advised that they comply with the auditor independence rules of the U.S. Securities and Exchange Commission (the “SEC”) and the requirements of the PCAOB.

Owning the Debt Securities may have tax consequences in both the United States and Canada. You should consult your own tax advisor with respect to your own particular circumstances and read the tax discussion in this prospectus and any applicable prospectus supplement.

The ability of investors to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that Emera is incorporated under the laws of Nova Scotia, some of the officers and directors of Emera, EUSHI, EUSHI Finance and Emera Finance and some of the experts named in this prospectus and the documents incorporated by reference herein are non-U.S. residents, and some of our assets and some of the assets of those officers, directors and experts are located outside of the United States.

Unless otherwise specified in an applicable prospectus supplement, the Debt Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. There may be no market through which the Debt Securities may be sold and purchasers may not be able to resell the Debt Securities purchased under this prospectus. This may affect the pricing of the Debt Securities in the secondary market, the transparency and availability of trading prices and the liquidity of the Debt Securities. See the “Risk Factors” section of this prospectus.

Prospective investors should be aware that, during any period in which offers and sales of Debt Securities are being made, the registrants or their respective affiliates, directly or indirectly, may bid for or make purchases of the Debt Securities or certain related debt securities, as permitted by applicable laws or regulations of Canada, or its provinces or territories.

THESE DEBT SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATOR NOR HAS THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

Unless otherwise indicated by the context, the terms (i) “we,” “our,” and “us” refer to Emera Incorporated, EUSHI Finance, Inc., Emera US Finance, LLC and Emera US Holdings Inc., and, if the context requires, Emera Incorporated’s subsidiaries, (ii) “Emera” refers to Emera Incorporated and, if the context requires, its subsidiaries, (iii) the “Issuer” refers to EUSHI Finance Inc. or Emera US Finance, LLC, as the context requires, (iv) the “Guarantors” refers collectively to Emera Incorporated and Emera US Holdings Inc., and (v) “EUSHI” refers to Emera US Holdings Inc.

This prospectus is part of the joint registration statement on Forms F-10 and F-3 relating to the Debt Securities that we filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this “shelf” registration process, we may, from time to time, sell any combination of Debt Securities in one or more offerings up to an aggregate principal amount of US$2,250,000,000. This prospectus provides you with a general description of the Debt Securities that we may offer. Each time we sell Debt Securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms, including the applicable Issuer, of that offering of Debt Securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Debt Securities.

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will only offer Debt Securities in jurisdictions where such offers are permitted. The information contained in this prospectus is accurate only as of the date hereof, regardless of the time of delivery of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Emera is a reporting issuer in Canada, and as such Emera is subject to continuous disclosure and other obligations applicable to Canadian reporting issuers under applicable Canadian provincial securities laws. Emera files annual and quarterly reports, management’s discussion and analysis, management information circulars, annual information forms and other information with the various securities commissions or other securities regulatory authorities in the provinces of Canada (the “CSA”). The filings that Emera makes with the CSA may be retrieved, accessed and printed, free of charge, through SEDAR+, the secure web-based system used by all market participants to file, disclose and search for information in Canada's capital markets maintained on behalf of the CSA. The URL of that website is http://www.sedarplus.ca. In addition, the SEC maintains an Internet site at http://www.sec.gov (“EDGAR”) that contains reports, proxy and information statements and other information Emera has filed or furnished electronically with the SEC. Emera also makes this and other information available on its corporate website at http://www.emera.com. The information found on its corporate website and the information that it files on SEDAR+ or files or furnishes on EDGAR does not, except as specifically set forth below, form part of this prospectus and is not incorporated by reference herein.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

Emera is a company incorporated under and governed by the Companies Act (Nova Scotia). Some of the directors and officers of Emera, EUSHI, EUSHI Finance and Emera Finance, as well as certain of the experts named in this prospectus and the documents incorporated by reference into this prospectus, are non-U.S. residents and all or a substantial portion of their assets and a substantial portion of Emera’s assets are located outside of the United States. It may be difficult for holders of Debt Securities to effect service within the United States upon the directors and officers of Emera, EUSHI, EUSHI Finance and Emera Finance and the experts named in this prospectus and any documents incorporated by reference into this prospectus who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicated upon civil liability under United States federal securities laws. While we believe that a monetary judgment of a United States court predicated solely upon civil liability under United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes, we cannot assure you that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

Each of EUSHI and EUSHI Finance is a corporation formed under the laws of the State of Delaware.

Emera Finance is a limited liability company formed under the laws of the State of Delaware.

Each Issuer, EUSHI, and certain of the directors and officers of the Issuers and the Guarantors, reside outside of Canada. These individuals and entities have appointed Emera, as their agent for service of process in Canada:

Name of Person	Name and Address of Agent
Jeffrey Chronister John Cochrane Paula Gold-Williams Kent M. Harvey David Nicholson Valerie Strickland Carla Tully	Emera Incorporated 5151 Terminal Road Halifax NS Canada B3J 1A1 (902) 233-4084

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the person has appointed an agent for service of process in Canada.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

•	Emera’s Annual Information Form dated February 23, 2026 for the year ended December 31, 2025, filed as Exhibit 99.1 to Emera’s Form 40-F filed on February 23, 2026;

•	Emera’s Management’s Discussion and Analysis for the year ended December 31, 2025, filed as Exhibit 99.2 to Emera’s Form 40-F filed on February 23, 2026;

•	Emera’s Audited Consolidated Financial Statements for the years ended December 31, 2025 and December 31, 2024 and the accompanying auditor’s report thereon, filed as Exhibit 99.3 to Emera’s Form 40-F filed on February 23, 2026;

•	Emera’s Management Information Circular distributed in connection with Emera’s annual meeting of shareholders held on May 22, 2025, furnished as Exhibit 99.5 to Emera’s Form 6-K dated April 8, 2025.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed or furnished document which also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed to be an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any documents of the type required by National Instrument 44-101 Short Form Prospectus Distributions to be incorporated by reference in this prospectus, including any material change reports (excluding confidential material change reports), unaudited interim consolidated financial statements, annual consolidated financial statements and the auditors’ report thereon, management’s discussion and analysis, information circulars, annual information forms and business acquisition reports filed by us with the securities commissions or similar authorities in Canada subsequent to the date of this prospectus shall be deemed to be incorporated by reference in this prospectus. To the extent that any document or information incorporated by reference into this prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F, 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. In addition, any document or information filed with or furnished to the SEC on Form 6-K should be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part if the Form 6-K expressly so states.

A prospectus supplement containing the specific terms of any Debt Securities will be deemed to be incorporated into this prospectus for the purposes of securities legislation as of the date of such prospectus supplement, but only for the purposes of the distribution of the Debt Securities to which such prospectus supplement pertains.

Copies of Emera’s documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Emera at 5151 Terminal Road, Halifax, Nova Scotia B3J 1A1 (telephone 902-233-4084). These documents are also available through the internet on Emera’s website at www.emera.com or on SEDAR+ which can be accessed at www.sedarplus.ca. These documents are also available through the internet on EDGAR, which can be accessed at www.sec.gov. The information contained on, or accessible through, any of these websites is not incorporated by reference into this prospectus and is not, and should not be considered to be, a part of this prospectus, unless it is explicitly so incorporated.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains “forward-looking information” and “forward-looking statements” within the meaning of applicable securities Canadian and US securities laws, including the United States Private Securities Litigation Reform Act of 1995 laws (collectively, “forward-looking information”). The words “anticipates,” “believes,” “budgets,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “might,” “plans,” “projects,” “schedule,” “should,” “targets,” “will,” “would” and similar expressions are often intended to identify forward-looking information, although not all forward-looking information contains these identifying words. References to “Emera” in this section include references to the subsidiaries of Emera.

The forward-looking information in this prospectus, including the documents incorporated herein by reference, includes statements which reflect the current view of Emera’s management with respect to Emera’s expectations regarding future growth, results of operations, performance, earnings, capital investment, sales volumes, recovery of costs, timing of regulatory decisions, the expected timing and outcome of the pending sale of New Mexico Gas Company, Inc., the scope of the cybersecurity incident (the “Cybersecurity Incident”) involving unauthorized access into certain parts of the Company’s Canadian network and its expected impact on the Company’s financial position and results of operations, IT systems restoration, insurance recoveries, and business continuity processes as well as other matters relating to the Cybersecurity Incident, business prospects and opportunities. The forward-looking information reflects management’s current beliefs and is based on information currently available to Emera’s management and should not be read as guarantees of future events, performance or results, and will not necessarily be accurate indications of whether, or the time(s) at which, such events, performance or results will be achieved. All such forward-looking information in this prospectus is provided pursuant to safe harbor provisions contained in applicable securities laws.

The forward-looking information in this prospectus, including the documents incorporated by reference, is based on reasonable assumptions and is subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical results or results anticipated by the forward-looking information. Factors which could cause results or events to differ from current expectations are discussed in the “Business Overview and Outlook” section of Emera Incorporated Management’s Discussion and Analysis for the for the year ended December 31, 2025, filed as Exhibit 99.2 to Emera’s Form 40-F filed on February 23, 2026 and may also include, without limits, statements regarding: Emera’s revenue, earnings and cash flow; the growth and diversification of Emera’s business and earnings base; future annual net income and dividend growth; expansion of Emera’s business; the expected compliance by Emera with the regulation of its operations; the expected timing of regulatory decisions; forecasted capital investments; the nature, timing and costs associated with certain capital projects; the expected impact on Emera of challenges in the global economy; potential impacts of trade disputes and tariffs; estimated energy consumption rates; expectations related to annual operating cash flows; the expectation that Emera will continue to have reasonable access to capital in the near to medium term; expected debt maturities, repayments and renewals; expectations about increases in interest expense and/or fees associated with debt securities and credit facilities; no material adverse credit rating actions expected in the near term; the successful development of relationships with various stakeholders, the impact of currency fluctuations; expected changes in electricity rates; and the impacts of planned investment by the industry of gas transportation infrastructure within the United States.

The forecasts and projections that make up the forward-looking information are based on reasonable assumptions which include, but are not limited to: the receipt of applicable regulatory approvals and requested rate decisions; no significant operational disruptions or environmental liability due to a catastrophic event or environmental upset caused by severe weather or global climate change, other acts of nature or other major events; seasonal weather patterns remaining stable; no significant cyber or physical attacks or disruptions to Emera’s systems (other than the Cybersecurity Incident); the continued ability to maintain transmission and distribution systems to ensure their continued performance; continued investment in renewable energy generation; continued natural gas activity; no severe and/or prolonged downturn in economic conditions; sufficient liquidity and capital resources; the continued ability to hedge exposures to fluctuations in interest rates, foreign exchange rates and commodity prices; no significant variability in interest rates; expectations regarding the nature, timing and costs of capital investments of Emera and its subsidiaries; expectations regarding rate base growth; the continued competitiveness of electricity pricing when compared with other alternative sources of energy; the continued availability of commodity supply; the absence of significant changes in government energy plans and environmental laws and regulations that may materially affect Emera’s operations and cash flows; maintenance of adequate insurance coverage; the ability to obtain and maintain licenses and permits; no material decrease in market energy sales prices; favorable labor relations; and sufficient human resources to deliver service and execute Emera’s capital investment plan.

Readers are cautioned not to place undue reliance on forward-looking information as actual results could differ materially from the plans, expectations, estimates or intentions and statements expressed in the forward-looking information. All forward-looking information in this prospectus and in the documents incorporated herein by reference is qualified in its entirety by the above cautionary statements and, except as required by law, Emera undertakes no obligation to revise or update any forward-looking information as a result of new information, future events or otherwise.

FINANCIAL INFORMATION AND CURRENCY

The financial statements of Emera and its consolidated subsidiaries included or incorporated by reference in this prospectus have been prepared in accordance with U.S. GAAP. Our financial statements are audited in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB).

All currency amounts in this prospectus are expressed in Canadian dollars, unless otherwise indicated. References to “CAD$” are to Canadian dollars. References to “US$” are to United States dollars. On March 3, 2026, the daily exchange rate for the United States dollar, expressed in Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = C$1.3684.

BUSINESS

Emera was incorporated in the Province of Nova Scotia in 1998 and is the direct or indirect owner of all of the shares in EUSHI. Emera’s principal executive office is located at 5151 Terminal Road, P.O. Box 910, Halifax, NS B3J 1A1, Canada, and Emera’s telephone number is (902) 233-4084. Emera’s website address is www.emera.com. Material contained on Emera’s website is not part of and is not incorporated by reference in this prospectus.

EUSHI Finance is a Delaware corporation that was formed on May 20, 2016. EUSHI Finance is owned indirectly by Emera. EUSHI Finance was formed for the purpose of Emera’s intercompany financings and does not have any operations or assets other than interests in other financing-related entities, and it does not have any operating revenues.

Emera Finance is a Delaware limited liability company that was formed on February 10, 2026. Emera Finance is owned indirectly by Emera. Emera Finance was formed for the purpose of Emera’s intercompany financings and does not have any operations or assets other than interests in other financing-related entities, and it does not have any operating revenues.

EUSHI is a Delaware corporation that was incorporated on June 14, 2001. EUSHI is a direct and indirect, wholly owned subsidiary of Emera. EUSHI does not have any operations and serves as the holding company for certain of Emera’s assets located in the United States.

Emera is a geographically diverse energy and services company headquartered in Halifax, Nova Scotia, with approximately CAD$45 billion in assets as at December 31, 2025 and 2025 revenues of approximately CAD$8.8 billion. The company primarily invests in regulated electricity generation and electricity and gas transmission and distribution. Emera’s strategic focus continues to be safely delivering cleaner, affordable and reliable energy to its customers. Emera has investments in the United States, Canada and the Caribbean.

RISK FACTORS

Investing in the Debt Securities is subject to certain risks. Before purchasing Debt Securities, you should consider carefully the risk factors set forth under the heading “Risk Factors” in Emera’s annual information form, which is contained in Emera’s annual report on Form 40-F for the year ended December 31, 2025 (and our annual information forms for subsequent years), as well as the other information contained in and incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described and incorporated by reference in the applicable prospectus supplement. If any of the events or developments discussed in these risks actually occur, our business, financial condition or results of operations or the value of the Debt Securities could be adversely affected.

GUARANTEED DEBT

As of December 31, 2025, Emera had $3.7 billion USD senior unsecured notes issued by Emera US Finance LP and junior subordinated notes issued by EUSHI Finance (collectively referred to as the "US Notes”) outstanding.

The US Notes are fully and unconditionally guaranteed, on a joint and several basis, and in the case of the fixed-to-fixed reset rate junior subordinated notes due 2054 and the fixed-to-fixed reset rate junior subordinated notes due 2056 only, on a joint, several and subordinated basis, by Emera and EUSHI (in such capacity, the “Guarantor Subsidiaries”). Emera owns, directly or indirectly, all of the limited and general partnership interests in Emera US Finance LP. EUSHI Finance is owned indirectly by Emera through EUSHI. Other subsidiaries of Emera do not guarantee the US Notes (such subsidiaries are referred to as the "Non-Guarantor Subsidiaries"); however, Emera has unrestricted access to the assets of consolidated entities. In compliance with Rule 13-01 of Regulation S-X, Emera is including summarized financial information for Emera, EUSHI, EUSHI Finance and Emera Finance, (together, the "Obligor Group"), on a combined basis after transactions and balances between the combined entities have been eliminated. Investments in and equity earnings of the Non-Guarantor Subsidiaries have been excluded from the summarized financial information.

The Obligor Group was not determined using geographic, service line or other similar criteria and, as a result, the summarized financial information includes portions of Emera’s domestic and international operations. Accordingly, this basis of presentation is not intended to present Emera’s financial condition or results of operations for any purpose other than to comply with the specific requirements for guarantor reporting.

Summarized Statement of Income

In millions of dollars	For the year ended December 31, 2025
Loss from operations	(145)
Net gains (1)	168

(1)	Includes $1,143 million in interest and dividend income, net, from non-guarantor subsidiaries.

Summarized Balance Sheet

In millions of dollars	As at December 31, 2025
Current assets (1)	373
Goodwill	5,580
Other assets (2)	5,259
Total assets (3)	11,212
Current liabilities (4)	1,587
Long-term liabilities (5)	11,293
Total liabilities	12,880

(1)	Includes $275 million in amounts due from non-guarantor subsidiaries.
(2)	Includes $4,714 million in amounts due from non-guarantor subsidiaries.
(3)	Excludes investments in non-guarantor subsidiaries. Emera’s total consolidated assets are $44,817 million.
(4)	Includes $206 million in amounts due from non-guarantor subsidiaries.
(5)	Includes $4,609 million in amounts due from non-guarantor subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement that accompanies this prospectus, the net proceeds from the sale of the Debt Securities will be used for general corporate purposes including, without limitation, to repay existing indebtedness. We may invest funds that we do not immediately use in short-term marketable securities. We may from time to time offer Debt Securities and incur additional indebtedness other than through an offering under this prospectus and any applicable prospectus supplements.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and loan capital of Emera, on a consolidated basis, since December 31, 2025. See “Use of Proceeds”.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This section describes certain general terms and provisions of the Debt Securities. We will provide the particular terms and provisions of a series of Debt Securities and a description of how the general terms and provisions described below apply to that series in a prospectus supplement. Thus, for a description of the terms of a particular series of Debt Securities, you must refer to both the applicable prospectus supplement relating to that series and the description of the Debt Securities contained in this prospectus.

We may issue senior or subordinated Debt Securities under, in the case of senior Debt Securities, one or more senior debt indentures to be entered into among the applicable Issuer, Emera, EUSHI and the applicable senior notes trustees (the “Senior Indentures”), and, in the case of subordinated Debt Securities, either (i) under an indenture, dated June 18, 2024, between EUSHI Finance, the Guarantors and Equiniti Trust Company, LLC (as may be amended and/or supplemented from time to time, the “EUSHI Finance Subordinated Indenture”) or (ii) one or more subordinated debt indentures to be entered into among the Emera Finance, the Guarantors and the applicable subordinated notes trustee (the “Emera Finance Subordinated Indenture”, and each subordinated indenture, a “Subordinated Indenture”, and together with the Senior Indentures, the “Indentures”). An indenture is a contract between a financial institution, acting on your behalf as trustee of the Debt Securities, and us.

The following description of the Indentures and the Debt Securities is a summary only. Please refer to the complete text of the provisions of the Debt Securities and the applicable Indenture, including the definition of certain terms in the applicable Indenture. It is the respective Indenture, and not this summary, that governs the rights of holders of Debt Securities. Capitalized terms that are used in this section and not defined have the meanings assigned to them in the Indenture. We have defined selected terms at the end of this section.

General

The Indentures provide that an unlimited amount of Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or any other currency; however, we may offer no more than US$2,250,000,000 (or the equivalent in non-U.S. Currency) aggregate principal amount of Debt Securities pursuant to this prospectus. The specific terms of any series of Debt Securities will be established at the time of issuance and will be described in the applicable prospectus supplement. These terms may include, but are not limited to, any of the following:

•	classification as senior or subordinated Debt Securities;

•	if the Debt Securities are subordinated, the aggregate amount of outstanding indebtedness as of a recent date, that is senior to the subordinate securities, and any limitation on the issuance of additional senior indebtedness;

•	the specific designation of the Debt Securities;

•	the identity of the issuer and guarantors, if applicable;

•	any limit on the aggregate principal amount of the Debt Securities;

•	the date or dates, if any, on which the Debt Securities will mature and the portion (if other than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of Maturity;

•	the rate or rates per annum (which may be fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Dates for any interest payable on the Debt Securities which are in registered form;

•	any mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed or purchased at our option or otherwise;

•	whether the Debt Securities will be issuable in the form of one or more registered global securities and if so the identity of the depository for such registered global securities;

•	each office or agency where the principal of and any premium and interest on the Debt Securities will be payable and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the Debt Securities are denominated and/or in which the payment of the principal of and any premium and interest on the Debt Securities will or may be payable;

•	any index pursuant to which the amount of payments of principal of and any premium and interest on the Debt Securities will or may be determined;

•	any other terms of the Debt Securities, including covenants and additional Events of Default; and

•	the identity of the trustee for a particular series of Debt Securities.

The general provisions of the Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders protection in the event of a highly leveraged or similar transaction involving Emera.

Under each Indenture, we may have the ability, in addition to the ability to issue Debt Securities with terms different from those of other Debt Securities previously issued, without the consent of the holders, to reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

Ranking and Other Indebtedness

We may issue under any senior debt indenture the Debt Securities that will constitute part of our senior debt. These senior Debt Securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt.

We may issue under the Subordinated Indenture the Debt Securities that will constitute part of our subordinated debt. These Debt Securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all of our “senior indebtedness.”

The Debt Securities will be fully and unconditionally guaranteed by the Guarantors, on a joint and several basis, and such guarantees will rank equally with each such Guarantor’s other senior and/or subordinated unsecured obligations, as applicable, and will effectively be subordinated to all existing and future liabilities of each such Guarantor’s subsidiaries (other than EUSHI Finance, Emera Finance and EUSHI).

Unless otherwise specified in an applicable prospectus supplement relating to a series of Debt Securities, the Indentures will not limit the amount of secured debt that Emera, EUSHI, EUSHI Finance and Emera Finance may incur, as applicable, and the Debt Securities will effectively be subordinated in right of payment to any secured debt Emera, EUSHI, EUSHI Finance and Emera Finance, may incur, as applicable, and to any of their respective secured obligations, in each case to the extent of the value of the collateral securing such debt or other obligations.

Form, Denomination, Exchange and Transfer

Debt Securities of a series may be issuable solely as registered Debt Securities issuable in denominations of US$2,000 and integral multiples of US$1,000 or in such other denominations as may be provided for by the terms of the Debt Securities of any particular series. The Indentures also provide that Debt Securities of a series may be issuable in global form, which are referred to as Global Securities.

Debt Securities of any series will be exchangeable for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

The Debt Securities may be presented for exchange as described above, and Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate trust office of the trustee or at the office of any transfer agent designated by us for such purpose with respect to any series of Debt Securities. No service charge will be made for any transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time designate one or more successor or additional transfer agents with respect to any series of Debt Securities and may from time to time rescind any such designation. We will be required to maintain a transfer agent in each Place of Payment for such series.

We shall not be required to:

•	issue, register the transfer of, or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or

•	issue, register the transfer of, or exchange any Debt Security which has been surrendered for repayment at the option of the holder except the portion, if any, of such Debt Security not to be so repaid.

Guarantees of Debt Securities

The Guarantors will fully and unconditionally guarantee, jointly and severally as primary obligors and not merely as sureties, on a senior and/or subordinated unsecured basis, the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of EUSHI Finance or Emera Finance, as applicable, under the Debt Securities, whether for payment of principal of, or premium or interest on the Debt Securities, Additional Amounts, indemnification or otherwise. Each guarantee from a Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the guarantee, as it relates to that Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Events of Default

The Subordinated Indenture provides, with respect to any series of Outstanding Debt Securities thereunder, that the following shall constitute Events of Default:

(i)	default in the payment of any interest on the Debt Securities that becomes due and payable and the default continues for 60 days (whether or not such payment is prohibited by the subordination provisions applicable to the Debt Securities), except as the result of a deferral of interest payments in accordance with the provisions discussed in the Subordinated Indenture;

(ii)	default in the payment of principal of or premium, if any, on the Debt Securities when due and payable (whether or not such payment is prohibited by the subordination provisions applicable to the Debt Securities), at its maturity, upon redemption, upon acceleration or otherwise;

(iii)	the applicable Issuer, Emera or EUSHI, as applicable, defaults in the performance of, or breaches any other covenant or warranty (excluding covenants and warranties solely applicable to one or more other series of subordinated debt securities issued under the Subordinated Indenture) in, the Subordinated Indenture or the Debt Securities and such default or breach continues for a period of 90 days after written notice of such default or breach has been given to the applicable Issuer, Emera and EUSHI, from the trustee or to the applicable Issuer, Emera, EUSHI, and the trustee from the holders of at least 25% in principal amount of the outstanding Debt Securities;

(iv)	Indebtedness (as defined in the Subordinated Indenture) of the applicable Issuer, Emera or EUSHI, as applicable, is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds in the aggregate the greater of US$800,000,000 and 3% of Emera’s consolidated net assets;

(v)	certain events of bankruptcy, insolvency or reorganization; and

(vi)	any Guarantee related to the Debt Securities ceases to be in full force and effect (other than in accordance with the terms of such guarantee) or Emera or EUSHI denies or disaffirms its obligations under its respective Guarantee.

The Senior Indenture provides, with respect to any series of Outstanding Debt Securities thereunder, that the following shall constitute Events of Default:

(i)	default in the payment of the principal of (or premium, if any, on) any Debt Security of that series at its Maturity, upon redemption, upon acceleration or otherwise;

(ii)	default in the payment of any interest on any Debt Security of that series when such interest becomes due and payable, and the default continues for 30 days;

(iii)	default in the deposit of any sinking fund payment, when the same becomes due by the terms of the Debt Securities of that series;

(iv)	default in the performance, or breach, of any other covenant or warranty of the Issuer or the Guarantors in the Indenture or the Debt Securities of that series and continuance of such default or breach for a period of 90 days after notice has been given;

(v)	indebtedness of the Issuer or the Guarantors is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds in the aggregate the greater of (i) $100,000,000 and (ii) 3% of Emera’s consolidated net assets;

(vi)	certain events of bankruptcy, insolvency or reorganization; and

(vii)	a Guarantee by a Guarantor of the Debt Securities of such series ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or Emera or EUSHI denies or disaffirms its obligations under such Guarantee.

No Event of Default provided with respect to a particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities.

If an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization) with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount, premium, if any, of all of the outstanding Debt Securities of that series and any accrued but unpaid interest thereon to be due and payable immediately, by a notice in writing to the applicable Issuer and the Guarantors (and to the trustee if given by holders or other act on the part of the trustee or any holder), and upon any such declaration such principal amount (or specified portion thereof), premium, if any, and any accrued but unpaid interest thereon shall become immediately due and payable. If an Event of Default related to certain events of bankruptcy, insolvency or reorganization occurs, then the principal amount of all of the outstanding Debt Securities, premium, if any, and any accrued but unpaid interest thereon shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the trustee or any holder.

Subject to the provisions of the Indentures relating to the duties of the trustee in case an Event of Default occurs and is continuing, the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indentures at the request or direction of any of the holders of Debt Securities of any series pursuant to the Indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The holders of not less than a majority in principal amount of the outstanding Debt Securities of all series affected by an Event of Default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the outstanding Debt Securities of such affected series, the Guarantee in respect thereof, provided in each case: (i) such direction shall not be in conflict with any rule of law or with the terms of the applicable Indenture, (ii) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction, and (iii) the trustee need not take any action which might expose the trustee to personal liability or be unduly prejudicial to the holders of outstanding Debt Securities of such affected series not joining therein.

Modification and Waiver

We and the trustee (and any applicable Guarantor, solely in the case of supplemental indentures amending any covenant, right or power of such Guarantor under the applicable Indenture) may modify and amend the applicable Indenture with the consent of the holders of not less than a majority in principal amount of all Outstanding Debt Securities under the applicable Indenture that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby, among other things:

•	extend the Stated Maturity of the principal of any of the Debt Securities of such series;

•	reduce the principal amount of any of the Debt Securities of such series;

•	reduce the rate or extend the time of payment of interest, including default interest, on any of the Debt Securities of such series;

•	reduce any amount payable on redemption of any of the Debt Securities of such series;

•	change the currency in which the principal of or premium, if any, or interest on any of the Debt Securities of such series is payable;

•	impair the right to institute suit for the enforcement of any payment of principal of or premium, if any, or interest on any Debt Security of such series, subject to certain terms of the applicable Indenture;

•	make any change in the percentage of principal amount of the Debt Securities of such series necessary to waive compliance with or to modify certain provisions of the applicable Indenture; or

•	waive a continuing Default or Event of Default in the payment of principal of or premium, if any, or interest on the Debt Securities of such series.

The holders of a majority in principal amount of Outstanding Debt Securities under the Indenture affected thereby have the right to waive compliance by us with certain covenants.

We and the trustee (and any applicable Guarantor solely in the case of supplemental indentures establishing the form or terms of any series of Debt Securities pursuant to the applicable Indenture, adding or evidencing the succession of a Guarantor or amending any covenant, right or power of such Guarantor under the applicable Indenture) may modify and amend the applicable Indenture without the consent of any holder under the relevant Indenture, for any of the following purposes:

•	to convey, transfer, assign, mortgage or pledge to the trustee as security for the Securities of such series any property or assets;

•	to evidence the succession of another person to the applicable Issuer or any Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the applicable Issuer or any Guarantor;

•	to add to the covenants of the applicable Issuer or the Guarantors such further covenants, restrictions, conditions or provisions as the applicable Issuer or the Guarantors and the trustee shall consider to be for the protection of the holders of Debt Securities of such series, to surrender any right or power herein conferred upon the applicable Issuer or the Guarantors, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default with respect to such series of Debt Securities permitting the enforcement of all or any of the several remedies provided in the applicable Indenture, provided that in respect of any such additional covenant, restriction, condition or provision such amendment or supplement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the trustee upon such an Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

•	to cure any ambiguity or omission or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the applicable Issuer or the Guarantors deem necessary or desirable, provided that no such action shall adversely affect the interests of the holders of the Debt Securities of such series;

•	to provide for uncertificated Debt Securities of such series in addition to or in place of certificated Debt Securities of such series;

•	to effect or maintain, or otherwise comply with the requirements of the SEC in connection with, the qualification of the applicable Indenture under the Trust Indenture Act;

•	to effect any provision of the applicable Indenture;

•	to establish the form or terms of securities of any series and related Guarantee;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the applicable Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

•	to make any other change that does not adversely affect the rights of any holder.

The Indentures provide that each Guarantor shall not be required to enter into any indenture supplemental to the Indenture, other than in the case of any supplemental indenture establishing the form or terms of any series of Debt Securities pursuant to the Indenture or amending any covenant, right or power of such Guarantor pursuant to the Indenture.

The Indentures provide that in determining whether the holders of the requisite principal amount of Debt Securities of a series then Outstanding under such Indenture have given any request, demand, authorization, direction, notice, consent or waiver thereunder:

•	the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof;

•	the principal amount of a Debt Security denominated in a Currency or Currencies other than U.S. dollars shall be the U.S. dollar equivalent, determined as of the date such Debt Securities were originally issued, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Original Issue Discount Security of the amount determined as provided in the first bullet above);

•	the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance; and

•	Debt Securities owned by us or any other obligor or affiliate of ours or such other obligor shall be disregarded and not deemed to be Outstanding.

Merger, Consolidation or Amalgamation

The Indentures provide that the applicable Issuer and the Guarantors may not amalgamate or consolidate with or merge into any other Person and the applicable Issuer and the Guarantors may not convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, unless:

•	the Person formed by such consolidation or amalgamation or into which Emera is merged or the Person which acquires or leases Emera’s properties and assets as an entirety or substantially as an entirety expressly assumes Emera’s obligations under the Debt Securities and applicable Indenture, and

•	certain other conditions are met.

Notwithstanding the foregoing, any Subsidiary of Emera, other than EUSHI, EUSHI Finance and Emera Finance, may consolidate with, merge into or transfer all or a portion of its properties or assets to Emera.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of Debt Securities issued under either Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee trust funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be.

We may, at our option and at any time, elect to have EUSHI Finance’s or Emera Finance’s, as applicable issuer, and each applicable Guarantor’s obligations discharged with respect to the Outstanding Debt Securities of or within any series, which we refer to as defeasance. Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Debt Securities and to have satisfied our other obligations under the relevant Indenture with respect to such Debt Securities, except for:

•	the rights of holders of such Outstanding Debt Securities to receive solely from the trust fund described below payments in respect of the principal of (and premium, if any) and interest on such Debt Securities when such payments are due;

•	our obligations with respect to such Debt Securities relating to the issuance of temporary securities, the registration, transfer and exchange of the Debt Securities, the replacement of mutilated, destroyed, lost or stolen Debt Securities, the maintenance of an office or agency in the applicable Place of Payment, the holding of money for security payments in trust and with respect to the payment of Additional Amounts, if any, pursuant to the relevant Indenture;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the relevant Indenture.

We may, at our option and at any time, elect to be released from our obligations with respect to certain covenants that are described in either Indenture (including those described under “Merger, Consolidation or Amalgamation”), and we refer to this as “covenant defeasance,” and any omission to comply with such obligations thereafter shall not constitute a default or an Event of Default with respect to such Debt Securities.

In order to exercise either defeasance or covenant defeasance:

•	we must irrevocably deposit with the trustee (or other qualifying trustee), in trust, for the benefit of the holders of such Debt Securities, cash, Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of (and premium, if any) and interest on such Outstanding Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor in the Currency in which such Debt Securities are then specified as payable at Stated Maturity;

•	in the case of defeasance, except where such election relates to a series of Debt Securities offered to or held solely by persons that are not U.S. persons, we shall have delivered to the trustee an Opinion of Counsel stating that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the relevant Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

•	in the case of covenant defeasance, except where such election relates to a series of Debt Securities offered to or held solely by persons that are not U.S. persons, we shall have delivered to the trustee an Opinion of Counsel to the effect that the holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

Payment of Principal and Interest and Paying Agents

Unless otherwise specified in the applicable Indenture, principal of (and premium, if any) and interest, if any, on any Debt Securities will be payable at an office or agency maintained by us in New York, New York, except that at our option, interest, if any, may be paid by:

•	check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or

•	wire transfer to an account located in the United States or Canada maintained by the person entitled thereto as specified in the Security Register.

Payment of any installment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest.

Any Paying Agent outside the United States and any other Paying Agent in the United States initially designated by us for the Debt Securities may be established for each series of Debt Securities. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for such series.

Resignation of Trustee

No resignation or removal of the trustee and no appointment of a successor trustee shall become effective until the acceptance of appointment by the successor trustee, in accordance with the applicable of the relevant Indenture. The trustee may resign at any time with respect to the Debt Securities of one or more series by giving written notice thereof to the applicable Issuer. If the instrument of acceptance by a successor trustee is not delivered to the trustee within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Debt Securities of such series.

Book-Entry Delivery and Form

The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary for a series of Debt Securities. Global Securities may be issued in either temporary or permanent form. Unless otherwise provided for a series of Debt Securities, Debt Securities that are represented by a Global Security shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof or in such other denominations as may be provided for by the terms of the Debt Securities of any particular series, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on any Debt Securities represented by a Global Security will be made by the trustee to the depositary or its nominee.

Governing Law

The Indentures, the Guarantees and the Debt Securities shall be governed by and construed in accordance with the law of the State of New York. The Indentures are subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Agent for Service of Process

The Indentures provide that Emera has designated a subsidiary, either EUSHI Finance or Emera Finance, as its authorized agent for service of process in any suit, action or proceeding arising out of or relating to the Indenture and the Debt Securities that may be instituted in any federal or state court located in the Borough of Manhattan, in the City of New York, or brought under United States federal or state securities laws or brought by the trustee, and Emera has irrevocably submitted to the jurisdiction of such courts.

PLAN OF DISTRIBUTION

We may sell the Debt Securities:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

We may sell Debt Securities at fixed prices or at non-fixed prices, such as prices determined by reference to the prevailing price of the specified securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the securities. The applicable prospectus supplement will set forth the terms of the offering of the Debt Securities including the name or names of any underwriters, the purchase price of such Debt Securities and the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the Debt Securities offered thereby.

If underwriters are used in the sale, the Debt Securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities of the series offered through the applicable prospectus supplement if any of such Debt Securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also sell Debt Securities directly at such prices and upon such terms as agreed to by us and the purchaser or through agents designated by us from time to time. Any agent involved in the offering and sale of the Debt Securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

We may agree to pay the underwriters a commission for various services relating to the issue and sale of the Debt Securities offered hereby.

In connection with any offering of the Debt Securities, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Debt Securities offered at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

Underwriters, dealers and agents who participate in the distribution of the Debt Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. These underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business. Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) may be permitted to directors, officers and controlling persons of Emera, EUSHI, EUSHI Finance or Emera Finance, such issuers have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the U.S. Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuers of expenses incurred or paid by a director, officer or controlling person of the issuers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuers will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the U.S. Securities Act and will be governed by the final adjudication of such issue.

Each series of the Debt Securities will be a new issue of securities with no established trading market. Unless otherwise specified in an applicable prospectus supplement relating to a series of Debt Securities, the Debt Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. Some broker-dealers may make a market in the Debt Securities, but they will not be obligated to do so and may discontinue any market-making activities at any time without notice. There may not be a trading market for the Debt Securities and no assurances can be given as to the liquidity of the trading market, if any, for the Debt Securities.

CERTAIN INCOME TAX CONSIDERATIONS

A prospectus supplement may describe any material Canadian federal income tax consequences of the acquisition, ownership and disposition of Debt Securities by an initial investor, including any such consequences to an investor who is not a resident of Canada (for purposes of the Income Tax Act (Canada) and any applicable income tax convention).

A prospectus supplement may describe any material U.S. federal income tax consequences of the acquisition, ownership and disposition of Debt Securities by an initial investor, including, to the extent applicable, any such consequences relating to Debt Securities payable in a currency other than U.S. dollars, issued with original issue discount for U.S. federal income tax purposes, or containing any early redemption provisions or other special terms.

LEGAL MATTERS

The validity of the Debt Securities and the related Guarantees will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Emera appearing in Emera's Form 40-F for the year ended December 31, 2025, have been audited by Ernst & Young LLP, Chartered Professional Accountants, Halifax, Nova Scotia, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the joint registration statement on Forms F-10 and F-3 of which this prospectus is a part:

•	the documents referred to in the “Documents Incorporated by Reference” section of this prospectus;

•	consent of independent registered public accounting firm;

•	consents and opinions of counsel;

•	powers of attorney from our directors and officers;

•	forms of Indenture relating to the Debt Securities;

•	a statement of eligibility of Equiniti Trust Company, LLC as trustee for the Subordinated Indentures, on Form T-1;

•	list of subsidiary guarantors of Emera; and

•	filing fee tables.

EXPENSES

The following are the estimated expenses of the offering of the Debt Securities being registered under the joint registration statement on Forms F-10 and F-3 of which this prospectus is a part, all of which has been or will be paid by us.

SEC registration fee	307,273	**
Exchange listing fees (if any)	*
Blue sky fees and expenses (if any)	*
Trustee & indenture-related fees	*
Printing and engraving costs	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$ *

*	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of Debt Securities.

**	Previously paid and being carried forward to this registration statement.

FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Certain Persons.

Emera Incorporated is incorporated under the laws of Nova Scotia, Canada

Under Emera Incorporated’s (“Emera” or the “F-10 Registrant”) Amended Articles of Association, the F-10 Registrant must indemnify directors and officers, each former director and officer and each other individual who acts or acted at the F-10 Registrant’s request as a director or officer or in a similar capacity of an Other Entity (as defined below) and their respective heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by any such person in respect of any civil, criminal, administrative, investigative, arbitration, mediation, or other proceeding or investigation to which he or she is made a party or involved in by reason of being or having been a director or officer of the F-10 Registrant or such Other Entity at the request of the F-10 Registrant or in a similar capacity, provided that: (i) the individual acted honestly and in good faith with a view to the best interests of the F-10 Registrant or, as the case may be, to the best interest of the Other Entity for which the individual acted as a director or officer or in a similar capacity at the F-10 Registrant’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds to believe that his or her conduct was lawful. The F-10 Registrant shall, to the full extent permitted by law, advance funds to an individual referred to above for any costs, charges and expenses of a proceeding or investigation provided that such individual shall repay the funds advanced if the individual does not fulfill the conditions of indemnification. The right of any person to indemnification granted is not exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, resolution or other vote of shareholders or directors, at law or otherwise; and the amount for which such indemnity is proved immediately attaches as a lien on the property of the F-10 Registrant and has priority against the members over all other claims. The term “Other Entity” means any affiliate or subsidiary of the F-10 Registrant, and any other body corporate, corporation, limited liability company, partnership, joint venture, trust, unincorporated association, unincorporated organization, unincorporated syndicate or other enterprise in which the F-10 Registrant, directly or indirectly, now or in the future, holds an interest, whether in debt, equity or otherwise, for which the director, officer or other individual serves or served as a director or officer or in a capacity similar thereto at the request of the F-10 Registrant. The F-10 Registrant is authorized to enter into an agreement evidencing and setting out the terms and conditions of an indemnity in favor of any of the persons referred to in the article regarding indemnification of its Amended Articles of Association. In addition, no director or officer of the F-10 Registrant shall, in the absence of any dishonesty on the part of such director or officer, be liable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any receipt or other act for conformity, or for any loss or expense happening to the F-10 Registrant through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the F-10 Registrant, or through the insufficiency or deficiency of any security in or upon which any of the funds of the F-10 Registrant are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of his or her office or in relation thereto. The F-10 Registrant purchases directors’ and officers’ insurance which provides protection for directors and officers in cases where they incur a liability as a result of their activities on behalf of the F-10 Registrant.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Emera pursuant to the foregoing provisions, Emera has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Public Utilities Act and is therefore unenforceable.

F-10, II-1

EXHIBITS TO FORM F-10

The following exhibits have been filed or incorporated by reference as part of this Registration Statement on Form F-10:

Exhibit	Description
4.1*	Annual Information Form of Emera dated February 23, 2026, for the year ended December 31, 2025 (incorporated by reference to Exhibit 99.1 of Emera’s Annual Report on Form 40-F for the year ended December 31, 2025 filed with the Securities and Exchange Commission on February 23, 2026) (the “Annual Report”)
4.2*	Management’s Discussion and Analysis of Emera for the year ended December 31, 2025 (incorporated by reference to Exhibit 99.2 of the Annual Report)
4.3*	Audited Consolidated Financial Statements of Emera and the notes thereto for the year ended December 31, 2025, together with the accompanying auditor’s report thereon (incorporated by reference to Exhibit 99.3 of the Annual Report)
4.4*	Management information circular of Emera related to Emera’s annual meeting of shareholders held on May 22, 2025 (incorporated by reference to Exhibit 99.5 to Emera’s Form 6-K furnished April 8, 2025)
5.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 23.1 to Form F-3)
5.2	Consent of Brian C. Curry, Corporate Secretary of Emera Incorporated (included in Exhibit 23.2 to Form F-3)
5.3	Consent of Ernst & Young LLP
6.1	Powers of attorney (included on the signature pages to this Form F-10)
7.1*	Subordinated Base Indenture, dated as of June 18, 2024, among EUSHI Finance, Inc., as Issuer, Emera Incorporated and Emera US Holdings Inc., as Guarantors, and Equiniti Trust Company, LLC, as trustee (included as Exhibit 4.2 to Emera’s Form F-10 filed on November 27, 2024)
7.2	Form of Subordinated Notes Indenture (Emera Finance)
7.3	Form of Senior Notes Indenture (EUSHI Finance)
7.4	Form of Senior Notes Indenture (Emera Finance)
25.1	Statement of Eligibility of Equiniti Trust Company, LLC, as trustee for the Subordinated and Senior Indentures on Form T-1
107	Filing Fee Table

* Previously filed or incorporated by reference herein.

F-10, II-2

FORM F-10

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The F-10 Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) At the time of filing of this Form F-10, the F-10 Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the F-10 Registrant, shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

F-10, III-1

FORM F-10

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the F-10 Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Halifax, Province of Nova Scotia, Country of Canada, on the 4th day of March, 2026.

EMERA INCORPORATED

By:	/s/ Jared B. Green
	Name:	Jared B. Green
	Title:	Chief Financial Officer

By:	/s/ Brian C. Curry
	Name:	Brian C. Curry
	Title:	Corporate Secretary

POWERS OF ATTORNEY

Each person whose signature appears below authorizes Scott C. Balfour, Jared B. Green and Brian C. Curry, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution to sign his or her name in any and all capacities (including his or her capacity as a Director or Officer of Emera Incorporated) to the Registration Statement on Forms F-3 and F-10 of Emera Incorporated (the “Registration Statement”) and any or all amendments to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title

/s/ Scott C. Balfour	President, Chief Executive Officer and Director (Principal Executive Officer)
Scott C. Balfour

/s/ Jared B. Green	Chief Financial Officer (Principal Financial and Accounting Officer)
Jared B. Green

/s/ Karen H. Sheriff	Chair and Director
Karen H. Sheriff

/s/ James V. Bertram	Director
James V. Bertram

/s/ Isabelle Courville	Director
Isabelle Courville

/s/ Henry E. Demone	Director
Henry E. Demone

F-10, III-2

/s/ Paula Gold-Williams	Director
Paula Gold-Williams

/s/ Kent M. Harvey	Director
Kent M. Harvey

/s/ B. Lynn Loewen	Director
B. Lynn Loewen

/s/ Brian J. Porter	Director
Brian J. Porter

/s/ Ian E. Robertson	Director
Ian E. Robertson

/s/ Jochen E. Tilk	Director
Jochen E. Tilk

/s/ Carla M. Tully	Director
Carla M. Tully

F-10, III-3

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Emera Incorporated in the United States, on March 4th, 2026 in the City of Halifax, Province of Nova Scotia, Country of Canada.

EUSHI FINANCE, INC.

By:	/s/ Jared B. Green
	Name:	Jared B. Green
	Title:	Chief Financial Officer & Director

By:	/s/ Brian C. Curry
	Name:	Brian C. Curry
	Title:	Corporate Secretary

F-10, III-4

FORM F-3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware Registrants

EUSHI Finance, Inc., Emera US Finance, LLC and Emera US Holdings Inc. are formed under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of the corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ or officers’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), (iv) for any transaction from which a director derived an improper personal benefit or (v) with respect to an officer, in any derivative action by or in the right of the corporation.

Under EUSHI Finance, Inc.’s (“EUSHI Finance”) bylaws, EUSHI Finance may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of EUSHI Finance) by reason of the fact that he or she is or was a director, officer, employee or agent of EUSHI Finance, or is or was serving at the request of EUSHI Finance as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of EUSHI Finance, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of EUSHI Finance, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. EUSHI Finance may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of EUSHI Finance to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of EUSHI Finance, or is or was serving at the request of EUSHI Finance as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of EUSHI Finance and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have

F-3, II-1

been adjudged to be liable to EUSHI Finance unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of EUSHI Finance has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Any indemnification (unless ordered by a court) shall be made by EUSHI Finance only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made, with respect to a person who is a director or officer of EUSHI Finance at the time of such determination: (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director of EUSHI Finance in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by EUSHI Finance in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by EUSHI Finance as authorized by EUSHI Finance’s bylaws. Such expenses (including attorneys’ fees) incurred by former directors and officers and other employees and agents of EUSHI Finance or by persons serving at the requests of EUSHI Finance as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as EUSHI Finance deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, EUSHI Finance’s bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. A right of indemnification or to advancement of expenses arising under a provisions of the certificate of incorporation, or a bylaw after the occurrence of the act of omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is ought, unless the provision in effect at the time of such act or omission explicitly authorized such elimination or impairment after such action or omission has occurred. EUSHI Finance may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of EUSHI Finance, or is or was serving at the request of EUSHI Finance as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not EUSHI Finance would have the power to indemnify him or her against such liability.

The amended certificate of incorporation of Emera US Holdings Inc. (“EUSHI”) indemnifies expenses and liabilities to all current and former directors and officers of EUSHI to the fullest extent permitted by applicable laws. Under EUSHI bylaws, EUSHI shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of EUSHI) by reason of the fact that he or she is or was a director or officer of EUSHI, or is or was serving at the request of EUSHI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of EUSHI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of EUSHI, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct

F-3, II-2

was unlawful. EUSHI shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of EUSHI to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of EUSHI, or is or was serving at the request of EUSHI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of EUSHI and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to EUSHI unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. EUSHI may, at the discretion of the board of directors, indemnify all employees and agents of EUSHI (other than directors and officers) to the extent that directors and officers shall be indemnified. To the extent that a present or former director or officer of EUSHI has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any such claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Any indemnification (unless ordered by a court) shall be made by EUSHI only as authorized in the specific case upon a determination that indemnification of the present or former director or officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made (1) by majority vote of the directors who are not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by EUSHI in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by EUSHI. He or she shall not repay the amount if it shall be ultimately determined that he or she is entitled to be indemnified. The indemnification and advancement of expenses provided by, or granted pursuant to, EUSHI’s bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. EUSHI is authorized, according to the discretion of the board of directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of EUSHI, or is or was serving at the request of EUSHI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not EUSHI must indemnify him or her against such liability.

Emera US Finance, LLC (“Emera Finance”) was formed as a limited liability company under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.

The limited liability company agreement of Emera Finance provides that no manager or officer shall have any personal liability to Emera Finance, any member or any other manager or officer on account of such manager’s or officer’s status as a manager or officer or by reason of such manager’s or officer’s acts or omissions in connection with the conduct of the business of Emera Finance; provided, however, that the foregoing shall not protect any manager or officer against any liability to Emera Finance, the members or the other managers or officers to which such manager or officer would otherwise be subject by reason of

F-3, II-3

any act or omission of such manager or officer that involves actual fraud or willful misconduct or any transaction from which such manager or officer derived improper personal benefit.

The limited liability company agreement of Emera Finance further provides that Emera Finance shall indemnify and hold harmless each manager and officer, and the affiliates of any manager or officer (each an “Indemnified Person”) against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of Emera Finance, or the Indemnified Person’s acting as a manager or officer, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of Emera Finance (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from (A) any act or omission of such Indemnified Person that involves intentional misconduct, gross negligence or a knowing violation of law or (B) any transaction from which such Indemnified Person derived improper personal benefit. Each Indemnified Person shall have a claim against the property and assets of Emera Finance for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by Emera Finance to the members. Costs and expenses that are subject to indemnification under the limited liability company agreement shall, at the request of any Indemnified Person, be advanced by Emera Finance to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided Emera Finance with a written undertaking to reimburse Emera Finance for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification under the limited liability company agreement.

Item 9. EXHIBITS

The following exhibits have been filed or incorporated by reference as part of this Registration Statement on Form F-3:

Exhibit	Description
1.1*	Underwriting Agreement
4.1	Subordinated Base Indenture, dated as of June 18, 2024, among EUSHI Finance, Inc., as Issuer, Emera Incorporated and Emera US Holdings Inc., as Guarantors, and Equiniti Trust Company, LLC, as trustee (included as Exhibit 7.1 to Form F-10)
4.2	Form of Subordinated Notes Indenture (Emera Finance) (included as Exhibit 7.2 to Form F-10)
4.3	Form of Senior Notes Indenture (EUSHI Finance) (included as Exhibit 7.3 to Form F-10)
4.4	Form of Senior Notes Indenture (Emera Finance) (included as Exhibit 7.4 to Form F-10)
4.5*	Form of Note
5.1	Opinion of Davis Polk & Wardwell LLP, as to the validity of the Debt Securities
5.2	Opinion of Brian C. Curry, Corporate Secretary of Emera Incorporated
22.1	List of Guarantors
23.1	Consent of Davis Polk & Wardwell LLP (included in the opinion filed as Exhibit 5.1 to this Form F-3)
23.2	Consent of Brian C. Curry (included in the opinion filed as Exhibit 5.2 to this Form F-3)
23.3	Consent of Ernst & Young LLP (included in Exhibit 5.3 to Form F-10)
24.1	Powers of Attorney of Emera Incorporated (included on the signature pages to this Form F-3)
24.2	Powers of Attorney of EUSHI Finance, Inc. (included on the signature pages to this Form F-3)

F-3, II-4

24.3	Powers of Attorney of Emera US Holdings Inc.(included on the signature pages to this Form F-3)
24.4	Powers of Attorney of Emera US Finance, LLC (included on the signature pages to this Form F-3)
25.1	Statement of Eligibility of Equiniti Trust Company, LLC, as trustee for the Subordinated and Senior Indentures on Form T-1 (incorporated by reference to Exhibit 25.1 to Form F-10)
107	Filing Fee Table

*       To be filed in a report on Form 6-K in connection with an offering hereunder.

Item 10. UNDERTAKINGS

(a)  Each of the undersigned F-3 Registrants hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by or on behalf of the F-3 Registrant pursuant to Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective

F-3, II-5

amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)  That for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a F-3 Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and

(6)  That, for the purpose of determining liability of a F-3 Registrant under the Securities Act to any purchaser in the initial distribution of the securities: each undersigned F-3 Registrant undertakes that in a primary offering of securities of such undersigned F-3 Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned F-3 Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned F-3 Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned F-3 Registrant or used or referred to by such undersigned F-3 Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned F-3 Registrant or its securities provided by or on behalf of such undersigned F-3 Registrant; and

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(iv) Any other communication that is an offer in the offering made by such undersigned F-3 Registrant to the purchaser.

(b)  The undersigned F-3 Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) by or on behalf of the F-3 Registrant that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the F-3 Registrants pursuant to the foregoing provisions, or otherwise, such Registrants have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the F-3 Registrants of expenses incurred or paid by a director, officer or controlling person of the F-3 Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the F-3 Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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FORM F-3

SIGNATURES OF EMERA INCORPORATED

Pursuant to the requirements of the Securities Act, Emera Incorporated has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Halifax, Province of Nova Scotia, Country of Canada, on this 4th day of March, 2026.

EMERA INCORPORATED

By:	/s/ Jared B. Green
	Name:	Jared B. Green
	Title:	Chief Financial Officer

By:	/s/ Brian C. Curry
	Name:	Brian C. Curry
	Title:	Corporate Secretary

POWERS OF ATTORNEY

Each person whose signature appears below authorizes Scott C. Balfour, Jared B. Green and Brian C. Curry, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution to sign his or her name in any and all capacities (including his or her capacity as a Director or Officer of Emera Incorporated) to the Registration Statement on Forms F-3 and F-10 of Emera Incorporated (the “Registration Statement”) and any or all amendments to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument

Signature	Title

/s/ Scott C. Balfour	President, Chief Executive Officer and Director (Principal Executive Officer)
Scott C. Balfour

/s/ Jared B. Green	Chief Financial Officer (Principal Financial and Accounting Officer)
Jared B. Green

/s/ Karen H. Sheriff	Chair and Director
Karen H. Sheriff

/s/ James V. Bertram	Director
James V. Bertram

/s/ Isabelle Courville	Director
Isabelle Courville

/s/ Henry E. Demone	Director
Henry E. Demone

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/s/ Paula Gold-Williams	Director
Paula Gold-Williams

/s/ Kent M. Harvey	Director
Kent M. Harvey

/s/ B. Lynn Loewen	Director
B. Lynn Loewen

/s/ Brian J. Porter	Director
Brian J. Porter

/s/ Ian E. Robertson	Director
Ian E. Robertson

/s/ Jochen E. Tilk	Director
Jochen E. Tilk

/s/ Carla M. Tully	Director
Carla M. Tully

F-3, II-9

FORM F-3

SIGNATURES OF EUSHI FINANCE, INC.

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Halifax, Province of Nova Scotia, Country of Canada, on this 4th day of March, 2026.

EUSHI FINANCE, INC.

/s/ Jared B. Green
Jared B. Green
Chief Financial Officer & Director

/s/ Brian C. Curry
Brian C. Curry
Corporate Secretary

POWERS OF ATTORNEY

Each person whose signature appears below authorizes Jared B. Green and Brian C. Curry, or either of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution to sign his or her name in any and all capacities (including his or her capacity as a Director or Officer of EUSHI Finance, Inc.) to the Registration Statement on Form F-3 of EUSHI Finance, Inc. (the “Registration Statement”) and any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title

/s/ Jeffrey Chronister	President and Director (Principal Executive Officer)
Jeffrey Chronister

/s/ Jared B. Green	Director and Chief Financial Officer (Principal Financial and Accounting Officer)
Jared B. Green

/s/ John Cochrane	Director
John Cochrane

F-3, II-10

FORM F-3

SIGNATURES OF EMERA US HOLDINGS INC.

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Halifax, Province of Nova Scotia, Country of Canada, on this 4th day of March, 2026.

EMERA US HOLDINGS INC.

/s/ Jared B. Green
Jared B. Green
Chief Financial Officer

/s/ Brian C. Curry
Brian C. Curry
Secretary

POWERS OF ATTORNEY

Each person whose signature appears below authorizes Jared B. Green and Brian C. Curry, or either of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution to sign his or her name in any and all capacities (including his or her capacity as a Director or Officer of Emera US Holdings Inc.) to the Registration Statement on Form F-3 of Emera US Holdings Inc. (the “Registration Statement”) and any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title

/s/ David M. Nicholson	President and Director (Principal Executive Officer)
David M. Nicholson

/s/ Jared B. Green	Director and Chief Financial Officer (Principal Financial and Accounting Officer)
Jared B. Green

/s/ Kent M. Harvey	Director
Kent M. Harvey

F-3, II-11

FORM F-3

SIGNATURES OF EMERA US FINANCE, LLC

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Halifax, Province of Nova Scotia, Country of Canada, on this 4th day of March, 2026.

EMERA US FINANCE, LLC

/s/ Jared B. Green
Jared B. Green
Chief Financial Officer & Manager

/s/ Brian C. Curry
Brian C. Curry
Corporate Secretary

POWERS OF ATTORNEY

Each person whose signature appears below authorizes Jared B. Green and Brian C. Curry, or either of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution to sign his or her name in any and all capacities (including his or her capacity as a Manager or Officer of Emera US Finance, LLC) to the Registration Statement on Form F-3 of Emera US Finance, LLC (the “Registration Statement”) and any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title

/s/ David M. Nicholson	President and Manager (Principal Executive Officer)
David M. Nicholson

/s/ Jared B. Green	Manager and Chief Financial Officer (Principal Financial and Accounting Officer)
Jared B. Green

/s/ Jeffrey Chronister	Manager
Jeffrey Chronister

F-3, II-12